Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Director, Investor Relations, Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces First Quarter 2018 Financial Results

San Clemente, CA – May 9, 2018 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on the development and commercialization of novel surgical devices and sustained pharmaceutical therapies designed to transform the treatment of glaucoma, today announced financial results for the first quarter ended March 31, 2018.  Key highlights include:

•	Achieved 12% net sales growth to $40.1 million in the first quarter of 2018, compared to $35.9 million in the first quarter of 2017.
•	Reported gross margin of approximately 86% in the first quarter of 2018, compared to approximately 86% in the first quarter of 2017.
•	Re-affirmed 2018 net sales guidance of $160 million to $165 million.

“Our first quarter 2018 results reflect a strong start to the year as we continue to expand globally,” said Thomas Burns, Glaukos president and chief executive officer.  “We remain focused on strengthening our beachhead position in the combination-cataract segment while advancing our comprehensive pipeline of next-generation surgical devices and sustained pharmaceutical therapies for standalone glaucoma procedures.”

First Quarter 2018 Financial Results

Net sales rose 12% in the first quarter of 2018 to $40.1 million, compared to $35.9 million in the same period in 2017.  The growth reflected unit volume increases worldwide, a modest increase in the average selling price of iStents® sold to U.S. ASCs, and growth of the company’s direct sales operations in international markets.

Gross margin for the first quarter of 2018 was approximately 86%, compared to approximately 86% in the same period in 2017.

Operating expenses for the first quarter of 2018 rose 25% to $38.1 million, compared to $30.4 million in the same period in 2017. The year-over-year increase reflected primarily growth in domestic sales, marketing and administrative personnel and expenses, the company’s ongoing expansion of its global direct sales infrastructure, and increased spending associated with pharmaceutical research and clinical trials.

Loss from operations in the first quarter of 2018 was $3.7 million compared to operating income of $0.3 million in the first quarter of 2017.  Net loss in the first quarter of 2018 was $2.7 million, or $0.08 per diluted share, compared to net income of $0.9 million, or $0.02 per diluted share, in the first quarter of 2017.

2018 Revenue Guidance

The company re-affirmed its 2018 net sales guidance of $160 million to $165 million.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the results and provide additional information about the company’s financial outlook.  A link to the webcast is available on the company’s website at http://investors.glaukos.com.  To participate in the conference call, please dial 866-393-4306 (U.S.) or 734-385-2616 (international) and enter Conference ID 7292519.  A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on the development and commercialization of novel surgical devices and sustained pharmaceutical therapies designed to transform the treatment of glaucoma, one of the world’s leading causes of blindness.  The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm.  Glaukos launched the iStent, its first MIGS device, in the United States in July 2012 and is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale injectable therapies designed to address the complete range of glaucoma disease states and progression.  The company believes the iStent, measuring 1.0 mm long and 0.33 mm wide, is the smallest medical device ever approved by the FDA.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These potential risks and uncertainties include, without limitation, uncertainties about our ability to maintain profitability; our dependence on the success and market acceptance of the iStent; our ability to leverage our sales and marketing infrastructure to increase market penetration and acceptance both in the United States and internationally of our products; our ability to bring our pipeline products to market; our dependence on a limited number of third-party suppliers for components of our products; the occurrence of a crippling accident, natural disaster or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; maintaining adequate coverage or reimbursement by third-party payors for procedures using the  iStent or other products in development; our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products; our ability to successfully develop and commercialize additional products; our ability to compete effectively in the highly competitive and rapidly changing medical device industry and against current and future competitors (including MIGS competitors) that are large public companies or divisions of publicly traded companies that have competitive advantages; the timing, effect and expense of navigating different regulatory approval processes as we develop additional products and penetrate foreign markets; the impact of any product liability claims against us and any related litigation; the effect of the extensive and increasing federal and state regulation in the healthcare industry on us and our suppliers; the lengthy and expensive clinical trial process and the uncertainty of outcomes from any particular clinical trial; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors that could develop and commercialize similar or identical products; the impact of any claims against us of infringement or misappropriation of third party intellectual property rights and any related litigation; and the market’s perception of our limited operating history as a public company.  These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for 2017 and will also be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which we expect to file on or before May 10, 2018. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Net sales	$40,133	$35,907
Cost of sales	5,786	5,180
Gross profit	34,347	30,727
Operating expenses:
Selling, general and administrative	27,155	21,481
Research and development	10,906	8,942
Total operating expenses	38,061	30,423
(Loss) income from operations	(3,714)	304
Other income, net:
Interest and other income	1,016	636
Interest and other expense, net	(8)	(7)
Total other income, net	1,008	629
(Loss) income before taxes	(2,706)	933
Provision for income taxes	5	55
Net (loss) income	$(2,711)	$878
Basic net (loss) income per share	$(0.08)	$0.03
Diluted net (loss) income per share	$(0.08)	$0.02
Weighted average shares used to compute basic net (loss) income per share	34,677	34,146
Weighted average shares used to compute diluted net (loss) income per share	34,677	37,742

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,587	$24,508
Short-term investments	98,177	94,506
Accounts receivable, net	17,549	16,656
Inventory, net	12,782	11,222
Prepaid expenses and other current assets	3,278	2,568
Total current assets	147,373	149,460
Property and equipment, net	12,069	11,794
Intangible assets, net	2,229	3,147
Deferred tax asset, net	235	235
Deposits and other assets	1,448	1,200
Total assets	$163,354	$165,836

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,841	$6,244
Accrued liabilities	13,705	20,449
Deferred rent	100	95
Total current liabilities	18,646	26,788
Other liabilities	1,680	846
Total liabilities	20,326	27,634

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000 authorized; 34,855 and 34,647 shares issued and 34,827 and 34,619 shares outstanding at March 31, 2018 and December 31, 2017, respectively	35	35
Additional paid-in capital	339,314	331,073
Accumulated other comprehensive loss	(1,295)	(591)
Accumulated deficit	(194,894)	(192,183)
Less treasury stock (28 shares)	(132)	(132)
Total stockholders’ equity	143,028	138,202
Total liabilities and stockholders’ equity	$163,354	$165,836

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